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                                  May 14, 1997

Board of Directors
CIENA Corporation
8530 Corridor Road
Savage, Maryland  20763

Dear Gentlemen:

                 This firm has acted as special counsel to CIENA Corporation (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 20,800,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock"), issued or issuable under the Company's (i) Amended and Restated 1994 Employee Stock Option Plan (the "Employee Plan") and (ii) 1996 Outside Directors Stock Option Plan (the "Directors Plan," and, together with the Employee Plan, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

                 For purposes of this opinion, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. A copy of the Employee Plan, as certified by certain officers of the Company on the date hereof as being complete, accurate and in effect.

                 3. A copy of the Directors Plan, as certified by certain officers of the Company on the date hereof as being complete, accurate and in effect.

                 4. The Third Restated Certificate of Incorporation of the Company, as amended, as certified on May 6, 1997 by the Secretary of State of the State of Delaware and on the date hereof by certain officers of the Company as being complete, accurate and in effect.

                 5. The Amended and Restated Bylaws of the Company as certified by certain officers of the Company on the date hereof as being complete, accurate and in effect.

                 6. Resolutions of the Board of Directors of the Company adopted on August 16, 1994 and June 21, 1996, as certified by certain officers of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, approval of the Plans and amendments thereto.





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Board of Directors
May 14, 1997


                 7. A certificate of certain officers of the Company, dated May 14, 1997, as to certain facts relating to the Company.

                 For purposes of rendering this opinion, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent
investigations thereof.   In rendering this opinion we have relied as to
factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company and upon the officers' certificate identified in Paragraph 7 above. This opinion is given in the context of the foregoing.

                 This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia, Virginia, or Maryland.

                 Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ HOGAN & HARTSON  L.L.P.